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                                        BYLAWS
                                          OF
                                    SHELDAHL, INC.

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                                      ARTICLE I
                                     SHAREHOLDERS

     SECTION 1. The Annual Meeting of the Shareholders of this corporation shall be held on the second Wednesday in January of each year, at such time and place as may be designated therefor by the Board of Directors. A notice setting out the time and place of the annual meeting shall be mailed, postage prepaid, to each shareholder of record at his address as it appears on the records of the corporation, or if no such address appears, at his last known address, at least ten days prior to the annual meeting, but any shareholder may waive such notice either before, at, or after such meeting by a signed waiver in writing.

     SECTION 2. At the annual meeting, the shareholders shall elect directors of the corporation and shall transact such other business as may properly come before them. To be properly brought before the meeting, business must be of a nature that is appropriate for consideration at an annual meeting and must be
(i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a shareholder. In addition to any other applicable requirements, for business to be properly brought before the annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, each such notice must be given, either by personal delivery or by United States mail, postage prepaid, to the secretary of the corporation, not less than 45 days nor more than 60 days prior to a meeting date corresponding to the previous year's annual meeting. Each such notice to the secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (w) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (x) the name and address of record of the shareholders proposing such business, (y) the class or series (if any) and number of shares of the corporation which are owned by the shareholder, and (z) any material interest of the shareholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be transacted at the annual meeting except in accordance with the procedures set forth in this Article; provided, however, that nothing in this Article shall be deemed to preclude discussion by any shareholder of any business properly brought before the annual meeting, in accordance with these Bylaws.

     SECTION 3. A special meeting of the shareholders may be called at any time by the chief executive officer or chief financial officer of the corporation, and shall be called by the president or the secretary upon the request in writing, or by vote of, two or more directors or upon the request in writing of shareholders of record owning one-tenth of the outstanding shares of common stock. Such meeting shall be called by mailing a notice thereof as above provided in

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the case of the annual meeting of shareholders, which notice shall state the purpose or purposes of the meeting.

     SECTION 4. At any shareholders meeting, each shareholder shall be entitled to one vote for each share of stock standing in his name on the books of the corporation as of the date of the meeting. Any shareholder may vote either in person or by proxy. The presence in person or by proxy of the holders of a majority of the shares of stock entitled to vote at any shareholders meeting shall constitute a quorum for the transaction of business. If no quorum be present at any meeting, the shareholders present in person or by proxy may adjourn the meeting to such future time as they shall agree upon without further notice other than by announcement at the meeting at which such adjournment is taken.

                                      ARTICLE II
                                      DIRECTORS

     SECTION 1. The Board of Directors shall have the general management and control of all business and affairs of the corporation and shall exercise all the powers that may be exercised or performed by the corporation under the statutes, its Articles of Incorporation, and its Bylaws.

     SECTION 2. The Board of Directors of this corporation shall consist of nine (9) directors and a majority of the directors then holding office shall constitute a quorum.

     SECTION 3. Each Director elected at the Annual Meeting of Shareholders shall be elected for a term of one year, and shall hold office for that term and until his successor is elected and qualified. If a vacancy in the Board occurs by reason of death, resignation, or otherwise, then the vacancy may be filled for the unexpired portion of the term in which it occurs by a majority vote of the remaining Directors.

     Each Director elected by the Board of Directors to fill a newly created directorship resulting from an increase in the authorized number of Directors by action of the Board of Directors shall hold office until his successor is elected by the shareholders. The shareholders may make such election at their next Annual Meeting or at a special meeting duly called for that purpose. Each newly created directorship shall be filled by a vote of two-thirds of the Directors serving on the Board at the time the Bylaws are amended by action of the Board of Directors to increase the number of directorships.

     SECTION 4. The Board of Directors may meet regularly at such time and place as it shall fix by resolution and no notice of regular meetings shall be required. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President or any two Directors by giving at least three days notice to each of the other Directors by mail, telephone, telegraph, or in person, provided that such notice may be waived either before, at, or after a meeting by any Director by a signed waiver in writing.

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     SECTION 5.  Any action which might have been taken at a meeting of the
Board of Directors may be taken without a meeting if done in writing, signed by all of the Directors, and any such action shall be as valid and effective in all respects as if taken by the Board at a regular meeting.

     SECTION 6. The Board of Directors shall fix and change as it may from time to time determine by a majority vote the compensation to be paid the officers of the corporation, and, if deemed appropriate, the members of the Board of Directors.

     SECTION 7. Subject to the provisions of applicable laws and its Articles of Incorporation, the Board of Directors shall have full power to determine whether any, and if any, what part of any, funds legally available for the payment of dividends shall be declared in dividends and paid to the shareholders; the division of the whole or any part of such funds of this corporation shall rest wholly within the discretion of the Board of Directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the stockholders as dividends or otherwise.

     SECTION 8. Except as otherwise provided in Article III of these Bylaws, the Board of Directors may, in its discretion, by the affirmative vote of a majority of the Directors, appoint committees which shall have and may exercise such powers as may be conferred or authorized by the resolutions appointing them. A majority of any such committee, if the committee be composed of more than two members, may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power at any time to fill vacancies in, to change the membership of, or to discharge any such committee.

     SECTION 9. Subject to the rights of holders of any class or series of stock having a preference over the common shares as to dividends or upon liquidation, nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any shareholder entitled to vote generally in the election of directors. However, any shareholder entitled to vote generally in the election of directors may nominate one or more persons for election as directors at a meeting only if written notice of such shareholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the secretary of the corporation not less than 45 days nor more than 60 days prior to a meeting date corresponding to the previous year's annual meeting. Each such notice to the secretary shall set forth: (i) the name and address of record of the shareholder who intends to make the nomination; (ii) a representation that the shareholder is a holder of record of shares of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) the name, age, business and residence addresses, and principal occupation or employment of such nominee; (iv) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (v) such other information regarding each nominee proposed by such

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shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and
(vi) the consent of each nominee to serve as a director of the corporation is so elected. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as a director of the corporation. The presiding officer of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

                                     ARTICLE III
                                 EXECUTIVE COMMITTEE

     The Board of Directors may by unanimous affirmative action of the entire Board designate two or more of their number to constitute an Executive Committee which, to the extent determined by unanimous affirmative action of the Board, shall have and exercise the authority of the Board in the management of the business of the corporation. Such Executive Committee shall act only in the interval between meetings of the Board and shall be subject at all times to the control and direction of the Board.

                                      ARTICLE IV
                                       OFFICERS

     SECTION 1. The officers of this corporation shall be a Chairman of the Board, a President, one or more Vice Presidents (any one of which may be designated as Executive Vice President or Senior Vice President in the discretion of the Directors), a Treasurer, a Secretary, a Controller, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other and further officers as may be deemed necessary from time to time by the Board of Directors, each of whom shall be elected by the Board of Directors.

     SECTION 2. The Chairman of the Board shall preside at all meetings of the Board of Directors and of the shareholders, shall be responsible for the functions and activities of the Board of Directors subject to the control of the Board of Directors, shall make such reports to the Board of Directors and the shareholders as may from time to time be required, and shall have such other powers and shall perform such other duties as may be from time to time assigned to him by the Board of Directors.

     SECTION 3. The duties and responsibilities of the Chairman of the Board set forth in Article IV, Section 2 of these Bylaws shall be performed, in the absence of the Chairman of the Board, by the President.

     SECTION 4. The President shall make such reports to the Board of Directors, as may from time to time be required, and shall have such powers and shall perform such other duties as may be from time to time assigned to him by the Board of Directors.

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     SECTION 5.  The Vice Presidents of the Corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors. In case of the death, resignation or disability of the President, the Vice President designated as Executive Vice President, or if none, the Vice President designated as Senior Vice President, or if neither, the Vice President who has held that office for the longest continuous period of time, shall assume the duties and responsibilities of the President until further action by the Board of Directors.

     SECTION 6. The Secretary shall keep a record of the meetings and proceedings of the Directors and shareholders, have custody of the corporate seal and of other corporate records not specifically entrusted to some other official by these Bylaws or by direction of the Board of Directors, and shall give notice of such meetings as are required by these Bylaws or by the Directors.

     SECTION 7. The Treasurer shall keep accounts of all monies and assets of the corporation received or disbursed, shall deposit all funds in the name of and to the credit of the corporation in such banks or depositories or with such custodians as may be authorized to receive the same by these Bylaws or the Board of Directors, and shall render such accounts thereof as may be required by the Board of Directors, the President, or the shareholders.

     SECTION 8. All other officers of the corporation elected or appointed by the Board of Directors shall have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred upon them by the Board of Directors.

                                      ARTICLE V
                                     FISCAL YEAR

     The fiscal year of this corporation shall end each year on the Friday closest to August 31.

                                      ARTICLE VI
                                        OFFICE

     The principal office of this corporation shall be at Northfield, Minnesota. The corporation may also have an office or offices at such other places and in such other states as the Board of Directors may from time to time authorize and establish.

                                     ARTICLE VII
                                         SEAL

     The corporation shall have a corporate seal which shall bear the name of the corporation and the name of the state of incorporation and the words "corporate seal." It shall be in such form and bear such other inscription as the Board of Directors may determine or approve.

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                                     ARTICLE VIII
                                  GENERAL PROVISIONS

     SECTION 1. Shares of stock in this corporation not exceeding the authorized number thereof as specified in the Articles of Incorporation may be issued, and certificates therefor shall be authenticated by the Chairman of the Board, President or any Vice President and the Secretary or Treasurer upon authorization by the Board of Directors and receipt by the corporation of such consideration for such shares as shall be specified by the Board of Directors. In the event that a bank, trust company or other similarly qualified corporation is designated and agrees to act as the registrar and/or transfer agent for the corporation, then the signatures of the officers specified above and the seal of the corporation may be imprinted upon the stock certificates by facsimile and said certificates may be authenticated by signature of an authorized agent of the said registrar and/or transfer agent. The officers of the corporation may delegate to such transfer agent and/or registrar such of the duties relating to the recording and maintenance of records relating to the shares of stock and shareholders of the corporation as may be deemed expedient and convenient and as are assumed by said registrar and/or transfer agent.

     SECTION 2. The Board of Directors may establish reasonable regulations for recording of transfers of shares of stock in this corporation, and may establish a date, not earlier than 60 days prior to any shareholders meeting, as of which the shareholders entitled to vote and participate in any shareholders meeting shall be determined.

     SECTION 3. From time to time as it may deem appropriate and advantageous to the best interests of this corporation, the Board of Directors may establish such bonus, pension, profit sharing, stock bonus, stock purchase, stock option, or other employee incentive plans, as and for the benefit of such of the corporation's employees as it in its sole discretion shall determine.

     SECTION 4. No certificate for shares of stock in this corporation, or any other security issued by this corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction, or theft and on delivery to the corporation, if the Board of Directors shall so require, of a bond of indemnity in such amount (not exceeding twice the value of the shares represented by such certificate), upon such terms and secured by such surety as the Board of Directors may in its discretion require.

     SECTION 5. Any person who at any time shall serve, or shall have served, as a director, officer, or employee of this corporation, or of any other enterprise at the request of this corporation, and the heirs, executors and administrators of such person, shall be indemnified by this corporation in accordance with, and to the fullest extent provided by, the provisions of the Minnesota Business Corporation Act as it may from time to time be amended.

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                                      ARTICLE IX
                                ADOPTION AND AMENDMENT

     SECTION 1. These Bylaws shall become and remain effective until amended or superseded as hereinafter provided when they shall have been adopted by the Board of Directors named in the Articles of Incorporation, or in the absence of such adoption, by the shareholders.

     SECTION 2. The Board of Directors may alter or may amend these Bylaws and may make or adopt additional Bylaws, subject to the power of the shareholders to change or repeal the Bylaws, except that the Board of Directors shall not make or alter any Bylaw relating to the qualifications or terms of office of the Directors. The Board of Directors may make, adopt, alter or amend any Bylaw to increase, but not to decrease, the number of Directors.

     SECTION 3. The shareholders may alter or amend these Bylaws and may make or adopt additional Bylaws by a majority vote at any annual meeting of the shareholders or at any special meeting called for that purpose.

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